UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2012

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)
475 10th Avenue, 4th Floor, New York, NY (Address of Principal Executive Offices)	10018 (Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2012, XCel Brands, Inc. (the “Company”) and Robert W. D’Loren, Chairman and Chief Executive Officer of the Company (“D’Loren”) entered into Amendment No. 1 to Amended and Restated Employment Agreement dated as of February 21, 2012 by and among the Company and D’Loren. Pursuant to the amendment, the agreement was amended to (i) increase the maximum amount of cash bonus to $1,500,000, (ii) revise the definition of income upon which the cash bonus is measured to mean “all income generated by the trademarks and other intellectual property owned by the Company, excluding amounts paid to the Company or its affiliates as the ‘Annual Payment’ as such term is defined in the Agreement effective December 1, 2009, by and between QVC, Inc. and IM Ready Made LLC, as amended” and (iii) the definition of Adjusted EBITDA was amended to exclude non-cash items related to earn-outs.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
No. 10.1	Amendment No. 1 to Amended and Restated Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
Name: James F. Haran Title: Chief Financial Officer

Date: December 19, 2013